STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is dated effective as of September 11, 2002 between Citadel Security Software Inc., a Delaware corporation ("Company"), and each of Lawrence E. Steinberg, Michael A. Hershman and Ari Reubin (the "Purchasers" and individually a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 5 of this Agreement.

WHEREAS, the Company desires to issue and sell the Shares (as defined in Section
1.1 below) to the Purchaser upon acceptance by the Company of Purchaser's subscription, and the Purchaser desires to purchase the Shares from the Company, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

                     ARTICLE I -- AUTHORIZATION AND CLOSING

1.1     AUTHORIZATION. The Company authorizes the issuance and sale to Lawrence
E. Steinberg of 186,000 shares of its Common Stock, par value $.01 per share (the "Shares"), Michael A. Hershman of 10,000 Shares, and Ari Reubin of 4,000 Shares, upon Company's satisfaction that the Purchasers may purchase the Shares in compliance with applicable laws.

1.2     PURCHASE AND SALE OF THE SHARES. At the Closing (as defined in Section
1.3 below), the Company shall sell to the Purchasers and, subject to the terms and conditions set forth herein, Purchasers shall purchase from the Company, the Shares at a price of one cent ($0.01) per share for an aggregate purchase price of Two Thousand Dollars ($2,000) (the "Purchase Price").

1.3 THE CLOSING. The closing of the purchase and sale of the Shares to be purchased pursuant to Section 1.2 (the "Closing") shall take place at the offices of the Company, at 8750 North Central Expressway, Suite 100, Dallas, Texas 75231 at 12:00 p.m. on or before September 13, 2002, or at such other place or on such other date as may be mutually agreeable to the Company and Purchasers. Payment of the purchase price shall be by check, cashier's or certified check, or wire transfer of immediately available funds to the account designated by the Company in the amount of the Purchase Price. At or within 10 days of payment of the purchase price to the Company, the Company shall instruct its transfer agent to deliver to Purchasers stock certificates evidencing the Shares to be purchased by Purchasers, registered in Purchasers' names.

             ARTICLE II -- CONDITIONS OF OBLIGATIONS AT THE CLOSING

The obligations of Purchasers to purchase and pay for the Shares and of the Company to issue and deliver the Shares at Closing is subject to the satisfaction as of the Closing of the following conditions:

2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 4 shall be true and correct at and as of the Closing as though then made.

2.2 COMPLIANCE WITH APPLICABLE LAWS. The purchase of the Shares by Purchasers hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject Purchasers to any penalty, liability or, in Purchasers' sole judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which Purchasers are subject.


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2.3     WAIVER. Any condition specified in this Section 2 may be waived only if such waiver is set forth in writing.

    ARTICLE III -- TRANSFER OF RESTRICTED SECURITIES AND REGISTRATION RIGHTS

3.1 TRANSFER OF RESTRICTED SECURITIES. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (iii) subject to the conditions specified below, any other legally available means of transfer. In connection with the transfer of any Restricted Securities (other than a transfer described above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of such counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 6.3. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and
Section 6.3.

3.2 REGISTRATION RIGHTS. If any of the Shares purchased under this Agreement by the Purchasers are outstanding and held by a Purchaser, the Company shall use its best efforts to include the Shares in any registration statement filed by the Company with the Securities and Exchange Commission (other than a registration statement on Form S-8 or Form S-4) to the extent requisite to permit the public offering and sale of the Shares and will use their respective best efforts to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, the Company or the managing underwriter, if any, of such offering may elect to exclude all or a portion of the Shares if the offering of such Shares would adversely affect the market for the Company's securities or the Company's business plans. As used herein, the "Shares" shall mean the Shares that have not been previously sold or that may not be resold pursuant to Rule 144 promulgated under the Act or other available exemption. Notwithstanding the foregoing, the Company shall not in any event be required to keep any such registration or qualification in effect for a period in excess of two years from the date on which the Purchaser is first free to sell such Shares.

In connection with registration of securities, the Company shall bear all expenses incurred in connection with such registration statement, except that the Purchaser shall pay the following expenses with respect to its Shares: broker/dealer commissions, underwriting discounts, fees and disbursements of counsel of such Purchaser, and any stock transfer taxes incurred with respect of the Shares of such Purchaser.


                  ARTICLE IV -- REPRESENTATIONS AND WARRANTIES

4.1 PURCHASERS' REPRESENTATIONS - ACCREDITED INVESTOR STATUS. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that the Purchaser is an Accredited Investor as defined in Regulation D under the Securities Act by virtue of having a net worth in excess of one million dollars, that it has sufficient knowledge and experience in business and finance matters to be capable of evaluating the merits and risks of an investment in the Common Stock of the Company, that it is acquiring the Shares for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in


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violation of the federal securities laws or any applicable state securities laws. Each Purchaser either (i) had individual income (not including spouse's income, if any) during each of the previous two calendar years in excess of or $200,000, or joint income with such Purchaser's spouse's income for such years in excess of $300,000, and Purchaser expects to meet such income levels in the current calendar year, or (ii) Purchaser's net worth (or joint net worth with Purchaser's spouse) is in excess of $1,000,000. Each Purchaser represents that Purchaser could afford to hold the Shares for an indefinite period and could afford a complete loss. Purchaser has read and understands the risk factors contained in the Company's filings with the Securities and Exchange Commission. Each Purchaser has had the opportunity to ask questions and obtain information from the Company's management regarding the business and financial condition of the Company and all such questions have been answered and requested information provided to the Purchaser's full satisfaction.

4.2 COMPANY'S REPRESENTATIONS. The Company hereby represents and warrants to each Purchaser that:

A. ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

B.   CAPITAL STOCK AND RELATED MATTERS.

     (1) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 50,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock. As of the Closing, the Shares shall be validly issued, fully paid and nonassessable.

     (2) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Shares hereunder.

C. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

D. CLOSING DATE. The representations and warranties of the Company contained in this Section 4 shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

                            ARTICLE V -- DEFINITIONS


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For the purposes of this Agreement, the following terms have the meanings set forth below:

"COMMON STOCK" means the Company's common stock, par value $.01 per share.

"PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"RESTRICTED SECURITIES" means (i) the Shares issued hereunder, and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (A) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (B) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (C) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 6.3 have been delivered by the Company in accordance with
Section 3.1(b). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 6.3.

"SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

"SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

"COMMISSION" means the Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

                           ARTICLE VI -- MISCELLANEOUS

6.1 EXPENSES. Each party agrees to bear its own expenses associated with the transactions contemplated hereby.

6.2 REMEDIES. Each Purchaser shall have all rights and remedies set forth in this Agreement and all of the rights which such holders have under any law.

6.3 LEGEND. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Stock Purchase Agreement between the issuer (the "Company") and a certain investor, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

6.4 CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent


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of the Purchasers holding a majority of the Shares purchased hereunder. No other course of dealing between the Company and the holder of any Shares or any delay in exercising any rights hereunder or under the Certificate of Incorporation of the Company shall operate as a waiver of any rights of any such holders.

6.5 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by Purchasers or on their behalf.

6.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for Purchasers' benefit as purchasers or holders of Shares are also for the benefit of, and enforceable by, any subsequent holder of such Shares.

6.7 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where any accounting determination or calculation is required to be made under this Agreement, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

6.8 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

6.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

6.10 DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

6.11 GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall he governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

6.12 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), 48 hours after being deposited to the recipient by United States mail, first class, postage prepaid, or sent by facsimile. Such notices, demands and other communications shall be sent to Purchaser and to the Company at the address indicated below:


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IF TO THE COMPANY:

Citadel Security Software Inc.
8750 North Central Exwy., Suite 100
Dallas,  TX  75231
Attention:  Steven  B. Solomon
Fax  No.:  (214)  520-0034

IF TO PURCHASER:

At the address set forth on the signature page or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

6.13. ARBITRATION. THE PARTIES AGREE TO SUBMIT TO ARBITRATION, IN ACCORDANCE WITH THESE PROVISIONS, ANY DISPUTED CLAIM OR CONTROVERSY ARISING FROM OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION SHALL BE CONDUCTED UNDER THE PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A STATEMENT OF THE MATTER TO BE ARBITRATED. THE PARTIES SHALL THEN HAVE FOURTEEN (14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN
(14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST A PANEL OF THREE ARBITRATORS WHO ARE PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF CORPORATE LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN DALLAS, TEXAS, AT A PLACE DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. EACH PARTY SHALL BE RESPONSIBLE FOR ITS COSTS INCURRED IN ANY ARBITRATION, AND THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO INCLUDE ALL OR ANY PORTION OF SAID COSTS IN AN AWARD, REGARDLESS OF WHICH PARTY PREVAILS. THE ARBITRATOR MAY INCLUDE EQUITABLE RELIEF. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Citadel Security Software Inc.

By:  /s/ Steven B. Solomon
     Steven B. Solomon,
     Chief Executive Officer

PURCHASERS

/s/ Lawrence E. Steinberg
Lawrence E. Steinberg
5430 LBJ Freeway, Suite 1575
Dallas, Texas 75240


/s/ Michael A. Hershman
Michael A. Hershman
5430 LBJ Freeway, Suite 1575
Dallas, Texas 75240


/s/ Ari Reubin
Ari Reubin
5430 LBJ Freeway, Suite 1575
Dallas, Texas 75240


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